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070175                                                           EXHIBIT 4.1


     NUMBER                         LSB                           SHARES
    --------                    -----------                      --------
    LSB                         Corporation

      INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA., JERSEY CITY, N.J., AND NEW YORK CITY, N.Y.


     COMMON STOCK                                        COMMON STOCK
     PAR VALUE $0.10
                                                    SEE REVERSE FOR CERTAIN
                                                    RESTRICTIONS AND FOR
                                                    INFORMATION CONCERNING
                                                    CERTAIN PREFERENCES WHICH
                                                    MAY EXIST WITH RESPECT TO
                                                    THE COMMON STOCK

      ===============================================================

THIS CERTIFIES THAT                                         CUSIP 50215P 10 0



is the owner of
      ===============================================================

              Countersigned and registered;
                       EQUISERVE TRUST COMPANY, N.A.
              By                        Transfer Agent and Registrar

                                           Authorized Signature

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $0.10 EACH OF


LSB Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of The Commonwealth of Massachusetts and to the Articles of Organization and By-Laws of the Corporation as in effect and as amended from time to time hereafter. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:                      LSB CORPORATION
                             INCORPORATED
/s/ John E. Sharland            2001                    Paul A. Miller
                             MASSACHUSETTS
       TREASURER                                           PRESIDENT

                        American Bank Note Company

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                                LSB CORPORATION

     This certificate and the shares represented hereby are issued and shall be subject to the provisions of the Articles of Organization and the By-Laws of the Corporation as amended from time to time, to all of which the holder by acceptance hereof assents.
     The Articles of Organization authorize the issuance of shares of preferred stock in one or more series with such voting, dividend, dissolution and other rights and preferences as specified by the Board of Directors of the Corporation at the time of issuance of the shares. A statement of the preferences, powers, qualifications and rights of the series and classes of such stock will be furnished to the holder of this certificate upon written request and without charge.
     The Corporation will furnish to any stockholder, upon request and without charge, a copy of the Articles of Organization. Such request may be made to the Secretary of the Corporation. Additionally, the Corporation will furnish to any stockholder, upon request to the Secretary of the Corporation and without charge, a full or summary statement of (a) the designations, terms, limitations and relative rights and preferences of the shares of each class of stock authorized to be issued by the Corporation; (b) the authority of the Board of Directors to issue any class of stock in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined by the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; and (c) the number of shares constituting each class or series and the designations thereof.
     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Lawrence Savings Bank (the "Company") and State Street Bank and Trust Company (the "Rights Agent"), dated as of December 19, 1996, as the same may be amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -______Custodian_____
TEN ENT - as tenants by entireties                         (Cust)        (Minor)
JT TEN  - as joint tenants with right             under Uniform Gifts to Minors
          of survivorship and not as             Act________________
          tenants in common                              (State)

   Additional abbreviations may also be used though not in the above list.

     For value received,______________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
________________________________________________________________________________
________________________________________________________________________________
__________________________________________________________________________shares of the capitol stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________________
________________________________________________________________________Attorney
to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated_______________        ____________________________________________________
                            NOTICE:The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:________________________________________________________
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.